UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             December 9, 2016

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 9, 2016, the Compensation Committee of the Board of Directors of Waters Corporation (the “Company”) approved the form of Performance Stock Unit Award Agreement (the “Form Award Agreement”) to be used for awards of performance stock units (“PSUs”) under the Waters Corporation 2012 Equity Incentive Plan. The Form Award Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The description in this Form 8-K of the Form Award Agreement is qualified in its entirety by reference to the copy of the Form Award Agreement that is filed herewith as Exhibit 10.1.

In a meeting held on December 9, 2016, the Compensation Committee of the Board of Directors approved the following awards of PSUs to certain of the Company’s executive officers:

Executive/Title	Target Number of PSUs Granted (# of shares)
Christopher J. O’Connell President and Chief Executive Officer	10,752

Mark T. Beaudouin Senior Vice President, General Counsel and Secretary	2,365

Elizabeth B. Rae Senior Vice President, Global Human Resources	2,150

Such PSUs will be eligible to vest based on achievement of goals established for the Company’s total shareholder return relative to the total shareholder return of the companies included in the S&P 500 Health Care Index over a three-year performance period. The number of shares issuable under such PSUs will be determined based on the level at which the goals are achieved and can range from 0% of the shares subject to the award to a maximum of 200%.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Waters 2012 Performance Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: December 15, 2016	By:	/s/ Eugene G. Cassis
	Name:	Eugene G. Cassis
	Title:	Senior Vice President and Chief Financial Officer